                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                  AVIALL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                 [AVIALL LOGO]

                                               Aviall, Inc.
                                               Notice of 2002 Annual Meeting
                                               and Proxy Statement

                                 [AVIALL LOGO]

                                                                  April 22, 2002

Dear Aviall Stockholders:

     You are cordially invited to attend our Annual Meeting of Stockholders to be held at 1:00 p.m. (local time) on Friday, June 14, 2002, at the Four Seasons Resort and Club, 4150 N. MacArthur Blvd., Irving, Texas 75038. All stockholders of record as of April 19, 2002 are entitled to vote at the Annual Meeting.

     The proposals to be acted upon at the meeting include the election of directors, the approval of an amendment to the Aviall, Inc. 1998 Stock Incentive Plan to increase the number of shares of common stock authorized to be issued under the plan, the approval of an amendment to the Aviall, Inc. Amended and Restated 1998 Directors Stock Plan to increase the number of shares of common stock authorized to be issued under the plan, and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for 2002. I hope you will carefully read these proposals, which are described in the accompanying Proxy Statement, and vote your shares for each proposal.

     It is important that your shares be represented at the meeting. Accordingly, even if you plan to attend the meeting in person, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope. If you do attend the meeting and wish to vote in person, you may withdraw your proxy and vote in person. Your prompt consideration is greatly appreciated.

                                          Sincerely,

                                          /s/ PAUL E. FULCHINO
                                          Paul E. Fulchino
                                          Chairman, President and Chief
                                          Executive Officer

                                  AVIALL, INC.
                             2750 Regent Boulevard
                            DFW Airport, Texas 75261
                                 (972) 586-1000

                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 14, 2002

To the Stockholders of Aviall, Inc.:

     The 2002 Annual Meeting of Stockholders (the "Annual Meeting") of Aviall, Inc. (the "Company") will be held at 1:00 p.m. (local time) on Friday, June 14, 2002, at the Four Seasons Resort and Club, 4150 N. MacArthur Blvd., Irving, Texas 75038, for the following purposes:

          (i) To elect two directors to serve until the 2005 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

          (ii) To approve an amendment to the Aviall, Inc. 1998 Stock Incentive Plan to increase the number of shares of the Company's common stock authorized for issuance under the plan by 1,050,000 shares;

          (iii) To approve an amendment to the Aviall, Inc. Amended and Restated 1998 Directors Stock Plan to increase the number of shares of the Company's common stock authorized for issuance under the plan by 100,000 shares;

          (iv) To ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2002; and

          (v) To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

     The Board of Directors has fixed the close of business on April 19, 2002 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. Only stockholders of record on April 19, 2002 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination at the Company's principal offices located at 2750 Regent Boulevard, DFW Airport, Texas 75261, for a period of ten days prior to the Annual Meeting. This list of stockholders will also be available for inspection at the Annual Meeting and may be inspected by any stockholder for any purpose germane to the Annual Meeting.

                                          By Order of the Board of Directors,

                                          /s/ JEFFREY J. MURPHY

                                          Jeffrey J. Murphy
                                          Senior Vice President, Law & Human
                                          Resources,
                                          Secretary and General Counsel

Dallas, Texas
April 22, 2002

YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE REQUEST THAT YOU COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD AND THUS ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING IF YOU ARE UNABLE TO ATTEND. IF YOU DO ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. YOUR PROMPT COOPERATION IS GREATLY APPRECIATED.

                                PROXY STATEMENT

                                  AVIALL, INC.
                             2750 Regent Boulevard
                            DFW Airport, Texas 75261

                       SOLICITATION AND VOTING OF PROXIES

     This Proxy Statement is being provided to you in connection with the solicitation of proxies to be voted at the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of Aviall, Inc. (the "Company") to be held at 1:00 p.m. (local time) on Friday, June 14, 2002, at the Four Seasons Resort and Club, 4150
N. MacArthur Blvd., Irving, Texas 75038. Proxies are being solicited on behalf of the Board of Directors of the Company. This Proxy Statement and the enclosed proxy card are first being mailed on or about April 30, 2002 to holders of the Company's capital stock entitled to vote at the Annual Meeting.

     A Proxy Committee will vote the shares represented by each proxy card returned to the Company. Jacqueline K. Collier, Jeffrey J. Murphy and Cornelius Van Den Handel are the members of the Proxy Committee. Where a stockholder's proxy specifies a choice with respect to a matter, the Proxy Committee will vote such stockholder's shares in accordance with the instructions contained therein. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES IDENTIFIED HEREIN, FOR THE APPROVAL OF THE AMENDMENT TO THE AVIALL, INC. 1998 STOCK INCENTIVE PLAN, FOR THE APPROVAL OF THE AMENDMENT TO THE AVIALL, INC. AMENDED AND RESTATED 1998 DIRECTORS STOCK PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

     Any stockholder who executes and returns a proxy may revoke such proxy at any time before it is voted by (i) notifying the Secretary of the Company in writing at 2750 Regent Boulevard, DFW Airport, Texas 75261, (ii) granting a subsequent proxy or (iii) appearing in person and voting at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

     Stockholders may vote on the matters to be considered at the Annual Meeting by any one of the following means:

     - Vote by Mail. To vote by mail, complete, sign, and date the enclosed proxy card and return it in the enclosed envelope.

     - Vote by Telephone. To vote by telephone, (i) call the following telephone number toll-free on a touch-tone telephone: 1-877-779-8683,
       (ii) when requested, enter your 14-digit Voter Control Number that is located on your proxy card above your name and (iii) follow the instructions given to you over the telephone.

     - Vote over the Internet. To vote over the Internet, (i) visit http://www.eproxyvote.com/avl, (ii) when requested, provide your 14-digit Voter Control Number that is located on your proxy card above your name and (iii) follow the instructions given to you over the Internet.

     - Vote in Person. To vote in person, (i) attend the Annual Meeting in person and (ii) follow the instructions given to you at the Annual Meeting.

     The Company has retained Morrow & Co., Inc. to aid in the solicitation of proxies. It is estimated that the cost of these services will be approximately $7,500 plus expenses. The Company will bear the entire cost of soliciting proxies in the accompanying form. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, telegram or personal communication by officers and regular employees of Morrow & Co., Inc. and the Company.

                       PROCEDURES FOR THE ANNUAL MEETING

     The presence, in person or by proxy, of the holders of a majority of the votes entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present in person or represented by proxies at the Annual Meeting, the stockholders entitled to vote who are present in person or represented by proxies will have the power to adjourn the Annual Meeting from time to time, without notice (other than by announcement at the Annual Meeting) until a quorum is present in person or represented by proxies. At any such adjourned meeting at which a quorum is present in person or represented by proxies, any business may be transacted that might have been transacted at the original meeting. If, and when, a quorum is present in person or represented by proxies at the Annual Meeting or any adjournment thereof, the stockholders present in person and represented by proxies at the Annual Meeting may continue to transact business until adjournment, notwithstanding the withdrawal of stockholders from the Annual Meeting who were counted in determining the existence of a quorum.

     Business at the Annual Meeting will be conducted in accordance with the procedures determined by the Chairman of the Annual Meeting and will be limited to matters properly brought before the Annual Meeting pursuant to the procedures set forth in the Company's Amended and Restated By-Laws. Those procedures include the requirement that any stockholder who desires either to bring a stockholder proposal before the Annual Meeting or to nominate a person for election as a director at the Annual Meeting give written notice to the Company with respect to the proposal or nominee prior to the Annual Meeting. The Chairman of the Annual Meeting may decline to acknowledge any stockholder proposal or any nomination for director not made in accordance with these procedures.

     The Board of Directors does not anticipate that any matters other than those described in this Proxy Statement will be brought before the Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, proxies will be voted by the Proxy Committee in accordance with their judgment.

                          RECORD DATE AND VOTING STOCK

     April 19, 2002 has been set as the record date for the purpose of determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Only holders of the Company's common stock, par value $0.01 per share ("Common Stock"), and Series D Senior Convertible Participating Preferred Stock, par value $0.01 per share ("Series D Preferred Stock"), at the close of business on the record date are entitled to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

     As of the record date there were 18,608,210 shares of Common Stock outstanding. Each outstanding share of Common Stock is entitled to one vote for each director to be elected and upon each other matter to be brought before the stockholders at the Annual Meeting. As of the record date there were 46,123 shares of Series D Preferred Stock outstanding. Each outstanding share of Series D Preferred Stock is entitled to the number of votes equal to the number of whole shares of Common Stock into which such share of Series D Preferred Stock is convertible on the record date (an aggregate of 7,952,241 votes at the Annual Meeting) with respect to the election of each director and any other matter properly brought before the stockholders at the Annual Meeting.

     A majority of the votes cast at the Annual Meeting is required to approve each of the actions proposed to be taken at the Annual Meeting. Abstentions and broker non-votes will be included in determining the number of shares of Common Stock and Series D Preferred Stock present in person or represented by proxy at the Annual Meeting for purposes of determining whether a quorum exists.

     With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. With regard to Proposal 2 and Proposal 3, the total vote cast must represent over 50.0% in interest of all securities of the Company entitled to vote on each proposal. Abstentions and broker non-votes with respect to Proposal 2, Proposal 3 and Proposal 4 will not be deemed to be cast.

               PARTICIPANTS IN THE AVIALL EMPLOYEES' SAVINGS PLAN

     If a stockholder is a participant in the Aviall, Inc. Employees' Savings Plan and holds shares of Common Stock in the savings plan, the proxy card represents the number of whole shares of Common Stock held for the benefit of the participant in the savings plan as well as any shares of Common Stock registered in the participant's name. Thus, a proxy card for such a participant grants a proxy for shares of Common Stock registered in the participant's name and serves as a voting instruction for the trustees of the savings plan or the account in the participant's name. Information as to the voting instructions given by individuals who are participants in the savings plan will not be disclosed to the Company.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     The Board of Directors currently consists of eight members, consisting of three classes of two directors serving staggered three-year terms and two directors who are appointed by the holders of the Series D Preferred Stock. Richard J. Schnieders and Bruce N. Whitman are currently serving terms that expire at the Annual Meeting. The Board of Directors has nominated Messrs. Schnieders and Whitman to continue to serve as directors for a term expiring at the Company's 2005 Annual Meeting of Stockholders.

     The following table presents information concerning persons nominated for election as directors of the Company and for those directors whose terms of office continue after the Annual Meeting.

     THE PERSONS NAMED IN THE PROXY WILL VOTE FOR THE NOMINEES LISTED BELOW EXCEPT WHERE AUTHORITY HAS BEEN WITHHELD.

NOMINEES FOR DIRECTOR
FOR A TERM EXPIRING AT THE ANNUAL MEETING IN 2005
--------------------------------------------------------------------------------

RICHARD J. SCHNIEDERS             Mr. Schnieders, age 54, has been a director of the Company
President and Chief Operating     since 1997. He has served as President of SYSCO Corporation
Officer of SYSCO Corporation      since July 2000 and as its Chief Operating Officer since
                                  January 2000. He served as an Executive Vice President of
Chairman -- Audit Committee       SYSCO from January 1999 to July 2000. Mr. Schnieders is a
Member -- Compensation and        director of SYSCO, where he has been employed since 1982.
          Nominating Committee

BRUCE N. WHITMAN                  Mr. Whitman, age 68, has been a director of the Company
Executive Vice President of       since 1998. He has been Executive Vice President and a
FlightSafety International, Inc.  director of FlightSafety International, Inc. since 1962. Mr.
                                  Whitman is also a director of FlightSafety Boeing Training
Member -- Audit Committee         International L.L.C., Megadata Corporation, the
Chairman -- Compensation and      Congressional Medal of Honor Foundation and the Smithsonian
            Nominating Committee  National Air and Space Museum. He is a member of the Board of Governors of the Civil Air Patrol.
----------------------------------------------------------------------------------------------

DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 2003
--------------------------------------------------------------------------------

PAUL E. FULCHINO                  Mr. Fulchino, age 55, has been a director of the Company
Chairman, President and Chief     since 2000. He has served as Chairman of the Board of
Executive Officer of Aviall       Directors, President and Chief Executive Officer of the
                                  Company since January 2000. From 1996 to 1999, Mr. Fulchino was President and Chief Operating Officer of B/E Aerospace,
                                  Inc., a leading supplier of aircraft cabin interior products and services. From 1990 to 1996, Mr. Fulchino served in the capacities of President and Vice Chairman of Mercer
                                  Management Consulting, Inc., an international general
                                  management consulting firm. Mr. Fulchino is a director of
                                  The Sports Authority, Inc., a member of the President's
                                  Advisory Board of Embry-Riddle Aeronautical University, and
                                  a director of several privately held companies.

ARTHUR E. WEGNER                  Mr. Wegner, age 64, has been a director of the Company since
Retired Executive Vice President  2000. He served as Executive Vice President of Raytheon
of Raytheon Company               Company and Chairman of Raytheon Aircraft Company, a
                                  subsidiary of Raytheon Company, from January 2000 until his
Member -- Audit Committee         retirement in August 2000. Prior to assuming that position,
Member -- Compensation and        Mr. Wegner was an Executive Vice President of Raytheon
          Nominating Committee    Company and Chairman and Chief Executive Officer of Raytheon
                                  Aircraft Company.
----------------------------------------------------------------------------------------------

DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 2004
--------------------------------------------------------------------------------

DONALD R. MUZYKA                  Dr. Muzyka, age 63, has been a director of the Company since
Retired President and Chief       1994. He served as President and Chief Executive Officer of
Executive Officer of Special      Special Metals Corporation from October 1996 until his
Metals Corporation                retirement in August 2000. He served as President and Chief
                                  Operating Officer of Special Metals Corporation from January
Member -- Audit Committee         1990 to October 1996.
Member -- Compensation and
          Nominating Committee

JONATHAN M. SCHOFIELD             Mr. Schofield, age 61, has been a director of the Company
Retired Chairman of Airbus        since 2001. From December 1992 until his retirement in March
Industrie of North America        2001, Mr. Schofield served as Chairman of the Board of
                                  Airbus Industrie of North America, Inc., a subsidiary of
Member -- Audit Committee         Airbus Industrie, a manufacturer of large civil aircraft.
Member -- Compensation and        From December 1992 until March 2000, he also served as Chief
          Nominating Committee    Executive Officer of Airbus Industrie of North America, Inc.
                                  Mr. Schofield is a director of B/E Aerospace, Inc. and SS&C
                                  Technologies, Inc.
----------------------------------------------------------------------------------------------

DIRECTORS WHO SERVE AS DESIGNEES OF THE SERIES D PREFERRED STOCK
--------------------------------------------------------------------------------

PETER J. CLARE                    Mr. Clare, age 37, has been a director of the Company since
Managing Director of The Carlyle  December 2001. He currently serves as a Managing Director of
Group                             The Carlyle Group. From 1997 to 1999, Mr. Clare served as a
                                  Principal of The Carlyle Group, and from 1995 to 1997 as a
Member -- Compensation and        Vice President of The Carlyle Group. Mr. Clare was
          Nominating Committee    previously with First City Capital, a private investment
                                  group, and also worked at Prudential-Bache. Mr. Clare is a director of KorAm Bank, United Defense Industries, Inc. and several privately held companies.

ALLAN M. HOLT                     Mr. Holt, age 50, has been a director of the Company since
Managing Director of The Carlyle  December 2001. He currently serves as a Managing Director of
Group                             The Carlyle Group. Mr. Holt joined The Carlyle Group in
                                  1991. Mr. Holt was previously with Avenir Group, a private
Member -- Compensation and        investment and advisory group. From 1984 to 1987, Mr. Holt
          Nominating Committee    was Director of Planning and Budgets at MCI Communications
                                  Corporation. Mr. Holt is a director of United Defense
                                  Industries, Inc. and several privately held companies.
----------------------------------------------------------------------------------------------

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

          BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

     BOARD OF DIRECTORS. Pursuant to the terms of the sale of the Company's Series D Preferred Stock, the number of directors comprising the Board of Directors shall not exceed eight. The holders of Common Stock have the right to elect six directors. The current members of the Board of Directors elected by the holders of Common Stock are Messrs. Fulchino, Schnieders, Schofield, Wegner, Whitman and Dr. Muzyka. Mr. Schofield was elected by the members of the Board of Directors to fill a vacancy on the Board of Directors in January 2001.

     For so long as at least 4,511 shares of the Series D Preferred Stock are outstanding, the holders of Series D Preferred Stock have the exclusive right to designate two directors, acting by written consent and without a meeting of the holders of Common Stock. Messrs. Clare and Holt currently serve on the Board of Directors as the designees of the Series D Preferred Stock. The Company anticipates that the holders of Series D Preferred Stock will again designate these two individuals to serve as directors by written consent contemporaneously with the Annual Meeting.

     Pursuant to the terms of Aviall Services, Inc.'s senior unsecured notes due 2007, a representative selected by J. H. Whitney Mezzanine Fund, L.P. and its affiliates and a representative selected by Blackstone Mezzanine Partners L.P. and its affiliates have the right to attend the meetings of the Board of Directors as observers and all executive and committee meetings of the Board of Directors as observers.

     During 2001, the Board of Directors held eight meetings. During 2001, each director attended at least 75% of the meetings held by the Board of Directors and the respective committees of the Board of Directors of which such director was a member during the period he was a member of the Board of Directors in 2001.

     AUDIT COMMITTEE. The current members of the Audit Committee are Messrs. Schnieders (Chairman), Schofield, Wegner, Whitman and Dr. Muzyka. The Audit Committee met three times in 2001. The Board of Directors adopted a written charter for the Audit Committee on May 15, 2000. The Audit Committee maintains responsibility for reviewing the Company's financial reporting process on behalf of the Board of Directors. Accordingly, the Audit Committee is responsible for recommending an accounting firm to serve as the Company's independent auditors, reviewing the annual audit of the Company, reviewing audit and any nonaudit fees paid to the Company's independent auditors, reviewing the scope and results of internal audit activities and reviewing compliance with the Company's conflict of interest and business ethics policies as well as compliance with major regulatory requirements. The Audit Committee reports its findings and recommendations to the Board of Directors for appropriate action.

     COMPENSATION AND NOMINATING COMMITTEE. The current members of the Compensation and Nominating Committee are Messrs. Whitman (Chairman), Clare, Holt, Schnieders, Schofield, Wegner and Dr. Muzyka. During 2001, the Compensation and Nominating Committee met five times. The Compensation and Nominating Committee supervises the Company's compensation policies, administers incentive plans, reviews officers' salaries and bonuses, approves significant changes in employee benefits and recommends to the Board of Directors such other forms of compensation as it deems appropriate. The Compensation and Nominating Committee also considers nominations for prospective members of the Board of Directors.

     The Compensation and Nominating Committee considers nominees recommended by other directors, stockholders and management who provide the Board of Directors with information with respect to a suggested candidate for membership on the Board of Directors. Written nominations by stockholders for directors will be considered, provided such written nominations are received by the Secretary of the Company at the Company's principal offices pursuant to timely advance written notice in accordance with the Company's Amended and Restated By-Laws (not less than 70 days nor more than 90 days prior to the first anniversary of the previous year's annual meeting, subject to certain exceptions) and contain all information specified in the Company's Amended and Restated By-Laws, including the identity and address of the nominating stockholder, the class and number of shares of capital stock which are owned by such stockholder and all information regarding the proposed nominee that would be required to be included in a proxy statement soliciting proxies for the proposed nominee. The Company's Amended and Restated By-Laws also provide that all members of the Compensation and Nominating Committee shall be independent directors who are not otherwise affiliated with the Company.

                           COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company are entitled to receive an annual retainer of $24,375 (the "Annual Retainer"), plus $1,000 for each meeting of the Board of Directors and/or a committee thereof that the respective director attended. Directors who are employees of the Company or any of its subsidiaries do not receive any fees for serving on the Board of Directors or any committees thereof. Directors are also reimbursed for expenses incurred in attending meetings of the Board of Directors or any committees thereof.

     Directors who are not employees of the Company are eligible to participate in the Aviall, Inc. Amended and Restated 1998 Directors Stock Plan (the "Directors Stock Plan"). Under the Directors Stock Plan, each eligible director may make an election to receive shares of restricted Common Stock in lieu of the Annual Retainer. All eligible directors participated in the Directors Stock Plan during 2001. The number of shares of Common Stock granted to a participant in the Directors Stock Plan is the nearest number of whole shares of Common Stock which can be purchased for $30,000 (the "Share Value"), based on the mean of the highest and lowest sale price for the Common Stock on the grant date as reported on the New York Stock Exchange. In the event that there is an increase or decrease in the Annual Retainer, the Share Value adjusts automatically so that the ratio between the Share Value and the Annual Retainer is maintained. Under the Directors Stock Plan, shares of Common Stock are granted automatically on the first New York Stock Exchange trading day in July of any calendar year to each eligible director who has elected to participate in the Directors Stock Plan at least six months prior to that date.

     A director who receives a grant of shares of Common Stock pursuant to the Directors Stock Plan is entitled to receive dividends on and to vote such shares. A director's ownership rights in such shares do not vest until six months after the date of grant and then only if the director has continuously served on the Board of Directors during such six month period. However, a participating director who has completed a full term of service prior to the end of the six month period following the date of grant, or whose service during such six month period was interrupted due to death or disability, will be vested in a pro rata number of such shares.

     Further, under the Directors Stock Plan, non-employee directors are eligible to receive options to purchase up to 3,000 shares of Common Stock on the first New York Stock Exchange trading day of July in each calendar year. Each grant of options to purchase shares of Common Stock pursuant to the Directors Stock Plan becomes exercisable in full on a date or dates not less than six months nor more than five years from the date of grant, so long as the director has served continuously on the Board of Directors during such period. However, in the event of a Change in Control (as defined in the Directors Stock
Plan), all grants of options to purchase shares of Common Stock pursuant to the Directors Stock Plan shall become immediately exercisable. On July 2, 2001, each of Dr. Muzyka and Messrs. Schnieders, Schofield, Wegner and Whitman were granted options to purchase 3,000 shares of Common Stock at an exercise price of $10.65. The options have a 10-year term and vest on July 2, 2002.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents information known to the Company about the beneficial ownership of the Common Stock as of March 16, 2002 by (i) each of the named executive officers of the Company; (ii) each director and nominee for director of the Company; and (iii) all of the directors and executive officers as of March 16, 2002 as a group. For purposes of this Proxy Statement, Paul E. Fulchino, Charles M. Kienzle, Dan P. Komnenovich, Bruce Langsen and Jeffrey J. Murphy are referred to as the "named executive officers" of the Company.

     The number and percentage of shares of the Common Stock beneficially owned is determined under the rules of the Securities and Exchange Commission (the "SEC") and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of Common Stock for which a person has sole or shared voting power or investment power and also any shares of Common Stock underlying options, warrants or convertible securities that are exercisable or convertible by that person within 60 days of March 16, 2002.

     Unless otherwise indicated in the footnotes, each person listed in the following table has sole voting power and investment power over the shares of Common Stock listed as beneficially owned by that person. Percentage of beneficial ownership is based on 26,385,794 shares of Common Stock outstanding on March 16, 2002, assuming the conversion of all outstanding shares of Series D Preferred Stock into 7,777,584 shares of Common Stock.

     Unless otherwise indicated in the footnotes, the address for each listed person or entity is c/o Aviall, Inc., 2750 Regent Boulevard, DFW Airport, Texas 75261.

                                                       OPTION
                                       OWNED SHARES   SHARES OF    TOTAL SHARES OF       PERCENTAGE OF
                                        OF COMMON      COMMON        COMMON STOCK         COMMON STOCK
NAME                                     STOCK(1)     STOCK(2)    BENEFICIALLY OWNED   BENEFICIALLY OWNED
----                                   ------------   ---------   ------------------   ------------------
Paul E. Fulchino(3)..................    101,666        374,583         476,249               1.8%
Peter J. Clare(4)....................         --             --              --                 *
Allan M. Holt(4).....................         --             --              --                 *
Donald R. Muzyka.....................     18,569          3,000          21,569                 *
Richard J. Schnieders................     17,623          3,000          20,623                 *
Jonathan M. Schofield................         --             --              --                 *
Arthur E. Wegner.....................      2,816          3,000           5,816                 *
Bruce N. Whitman.....................     62,563          3,000          65,563                 *
Charles M. Kienzle(5)................     40,193        203,996         244,189                 *
Dan P. Komnenovich(6)................     30,068         34,817          64,885                 *
Bruce Langsen(7).....................     36,808        194,390         231,198                 *
Jeffrey J. Murphy(8).................     43,851        205,830         249,681                 *
All current directors and executive
  officers as a group (16 persons)...    420,697      1,422,609       1,843,306               6.6%

---------------

 *  Less than one percent

(1) Represents shares of Common Stock owned by such individuals, including shares owned pursuant to the Aviall, Inc. Employees' Savings Plan and the Directors Stock Plan.

(2) Represents shares that may be acquired within 60 days of March 16, 2002, through the exercise of stock options.

(3) Includes 38,966 shares of restricted Common Stock for which Mr. Fulchino has sole voting power and no investment power.

(4) The address of this person is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington D.C. 20004-2505.

(5) Includes 14,317 shares of restricted Common Stock for which Mr. Kienzle has sole voting power and no investment power.

(6) Includes 20,008 shares of restricted Common Stock for which Mr. Komnenovich has sole voting power and no investment power.

(7) Includes 19,803 shares of restricted Common Stock for which Mr. Langsen has sole voting power and no investment power.

(8) Includes 18,115 shares of Common Stock held jointly by Mr. Murphy and his spouse. Mr. Murphy has shared voting and investment power with respect to these shares. Also includes 14,953 shares of restricted Common Stock for which Mr. Murphy has sole voting power and no investment power.

     The following table sets forth information regarding the number and percentage of shares of Common Stock and Series D Preferred Stock held by all persons and entities who are known by the Company to beneficially own five percent or more of the Company's outstanding Common Stock or Series D Preferred Stock. The information regarding beneficial ownership of Common Stock by the entities identified below is included in reliance on reports filed with the SEC by such entities, except that the percentage is based upon the Company's calculations made in reliance upon the number of shares of Common Stock reported to be beneficially owned by such entity in such report and the number of shares of Common Stock and Series D Preferred Stock outstanding on March 16, 2002.

                                       AMOUNT AND NATURE OF                  AMOUNT AND NATURE OF
                                      BENEFICIAL OWNERSHIP OF   PERCENT    BENEFICIAL OWNERSHIP OF    PERCENT
          BENEFICIAL OWNER                 COMMON STOCK         OF CLASS   SERIES D PREFERRED STOCK   OF CLASS
          ----------------            -----------------------   --------   ------------------------   --------
TCG Holdings, L.L.C.(1), (2), (3)            8,040,084           30.2%              45,110              100%
Dimensional Fund Advisors, Inc.(4)           1,403,100            5.3%                  --               --

---------------

(1) TCG Holdings, L.L.C. and certain affiliates beneficially own 8,040,084 shares of Common Stock by virtue of their beneficial ownership of shares of Series D Preferred Stock and warrants exercisable for Common Stock. Based upon (i) 38,596 shares of Series D Preferred Stock owned of record by Carlyle Partners III, L.P., (ii) 3,257 shares of Series D Preferred Stock owned of record by CP III Coinvestment, L.P., (iii) 2,255 shares of Series D Preferred Stock owned of record by Carlyle High Yield Partners, L.P., (iv) 1,002 shares of Series D Preferred Stock owned of record by Carlyle-Aviall Partners II, L.P. and (v) a warrant exercisable for 262,500 shares of Common Stock held by Carlyle High Yield Partners, L.P.

(2) TC Group III, L.P. is the sole general partner of Carlyle Partners III, L.P., CP III Coinvestment, L.P. and Carlyle-Aviall Partners II, L.P. TC Group III, L.L.C. is the sole general partner of TC Group III, L.P. TCG High Yield, L.L.C. is the sole general partner of Carlyle High Yield Partners, L.P. TCG High Yield Holdings, L.L.C. is the sole managing member of TCG High Yield, L.L.C. TC Group, L.L.C. is the sole managing member of TC Group III, L.L.C. and TCG High Yield Holdings, L.L.C. TCG Holdings, L.L.C. is the sole managing member of TC Group, L.L.C. Accordingly, (i) TC Group III, L.P. and TC Group III, L.L.C. each may be deemed to be a beneficial owner of shares of Common Stock and Series D Preferred Stock owned of record by each of Carlyle Partners III, L.P., CP III Coinvestment, L.P. and Carlyle-Aviall Partners II, L.P.; (ii) TCG High Yield, L.L.C. and TCG High Yield Holdings, L.L.C. each may be deemed to be a beneficial owner of shares of Common Stock and Series D Preferred Stock owned of record by Carlyle High Yield Partners, L.P. and (iii) TC Group, L.L.C. and TCG Holdings, L.L.C. each may be deemed to be a beneficial owner of the shares of Common Stock and Series D Preferred Stock owned of record by each of Carlyle Partners III, L.P., CP III Coinvestment, L.P., Carlyle-Aviall Partners II, L.P. and Carlyle High Yield Partners, L.P. William E. Conway, Jr., Daniel A. D'Aniello and David
    M. Ruberstein are managing members of TCG Holdings, L.L.C. and, in such capacity, may be deemed to share beneficial ownership of shares of Common Stock beneficially owned by TCG Holdings, L.L.C. Such individuals expressly disclaim any such beneficial ownership. The principal address and principal offices of TCG Holdings, L.L.C. and certain affiliates is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004-2505.

(3) TCG Holdings, L.L.C and certain affiliates beneficially own 45,110 shares of Series D Preferred Stock. Reflects (i) 38,596 shares of Series D Preferred Stock owned of record by Carlyle Partners III, L.P., (ii) 3,257 shares of Series D Preferred Stock owned of record by CP III Coinvestment, L.P., (iii) 2,255 shares of Series D Preferred Stock owned of record by Carlyle High Yield Partners, L.P. and (iv) 1,002 shares of Series D Preferred Stock owned of record by Carlyle-Aviall Partners II, L.P.

(4) Dimensional Fund Advisors has sole voting and dispositive power with respect to 1,403,100 shares of Common Stock. Dimensional Fund Advisors, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as an investment manager to certain other investment vehicles, including commingled group trusts (the investment companies and investment vehicles are collectively referred to as the "Portfolios"). The Portfolios own the 1,403,100 shares of Common Stock and Dimensional Fund Advisors disclaims beneficial ownership of such securities. The business address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

                COMPENSATION AND NOMINATING COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

INTRODUCTION

     The Compensation and Nominating Committee (the "Compensation Committee") has responsibility for the Company's executive compensation practices and policies. The Compensation Committee is currently composed of seven outside directors who are not officers or employees of the Company or its subsidiaries. With the exception of the Directors Stock Plan, the members of the Compensation Committee are not eligible to participate in the compensation plans or programs administered by the Compensation Committee. Two members of the Compensation Committee, Peter J. Clare and Allan M. Holt, joined the Board of Directors and the Compensation Committee subsequent to the determination of the compensation arrangements for the Company's executives for 2001 and, as a result, did not participate in the Compensation Committee's deliberations regarding compensation arrangements for 2001.

EXECUTIVE PAY POLICY

     The Company's compensation programs are intended to attract, retain and motivate the key people necessary to lead the Company to achieve its strategic objective of increased stockholder value over the long term, reflecting the Compensation Committee's belief that executive compensation should seek to align the interests of the Company's executives with those of its stockholders. The program utilizes three components: (a) base salary, (b) short-term incentives and (c) long-term compensation in the form of both stock options and restricted stock.

     In establishing compensation, the Compensation Committee seeks to provide a mix of base salary and short and long-term incentive compensation that provide executives with a competitive total compensation package. The Compensation Committee sets compensation in this manner to ensure that the Company's compensation practices do not competitively disadvantage the Company in its efforts to retain and attract key executives while maintaining its cost structure. During 2001, the Compensation Committee reviewed the Company's compensation structure, including the mix of base salary, short-term and long-term incentive compensation.

BASE SALARY

     Effective January 1, 2000, Paul E. Fulchino, was elected Chairman, President and Chief Executive Officer of the Company. In connection with his election to these positions, Mr. Fulchino entered into an employment agreement with the Company. See "Compensation of Executive Officers -- Employment and Severance Arrangements -- Employment Agreement." Pursuant to the terms of his employment agreement, Mr. Fulchino's base salary for 2001 was $467,308. The base salaries of each of the Company's executive officers for 2001 were increased over their salaries for the prior year. However, for 2002 the Compensation Committee decided to not increase Mr. Fulchino's base salary or any other executive officer's base salary.

SHORT-TERM INCENTIVE PROGRAM

     Under the 2001 short-term incentive program, Mr. Fulchino was eligible to receive an aggregate bonus award of up to 100% of his base salary, subject to the Company meeting specific objectives. Each of the Company's other executive officers were eligible to earn a bonus award of up to either 120% or 150% of his or her base salary. These bonus awards were payable two-thirds in cash and one-third in shares of restricted Common Stock. In January 2002, Mr. Fulchino was awarded a cash bonus of $248,413 and was granted 17,493 shares of restricted Common Stock. The shares of restricted Common Stock vest on the third anniversary of the grant date and are subject to the terms of the Aviall, Inc. 1998 Stock Incentive Plan. In connection with the Compensation Committee's review of total compensation, the bonus opportunities for all executive officers in 2002, including Mr. Fulchino, were set at 120% of base salary, and allocated two-thirds in cash and one-third in shares of restricted Common Stock.

STOCK OPTIONS

     The Aviall, Inc. 1998 Stock Incentive Plan is administered by the Board of Directors and the Compensation Committee and is designed to provide incentive compensation to the Company's executive officers and other key management personnel. The grants are long-term incentives for further performance, which are designed to align the interests of management with those of the Company's stockholders.

     Mr. Fulchino was granted options to purchase 125,000 shares of Common Stock in January 2001. At the same time, the Compensation Committee also approved stock option grants to the other executive officers and certain key employees. The number of options granted to a specific individual was dependent upon such individual's potential for promotion based upon the individual's current performance and such individual's expected impact on the Company's future performance. All options were granted at the fair market value at the time of grant. One-third of these options vest each year commencing on the first anniversary of the date of grant.

STOCK OWNERSHIP

     At the Compensation Committee's recommendation in 1993, the Board of Directors approved voluntary executive stock ownership guidelines for the Company's chief executive officer, executive officers and certain other executives. The guidelines are intended to encourage executives to become substantial stockholders. Under the guidelines, the Company's chief executive officer is expected to own shares of Common Stock with an aggregate value of three times his or her then-current base salary within five years of appointment to such position. Within such time period, all other executive officers are expected to own shares of Common Stock with a value of 1.5 times their base salary and the remaining executives are expected to own shares having a value of one-half times their annual base salary. The Compensation Committee reviews the progress of the Company's executives against these guidelines annually.

     The Compensation Committee periodically reviews the potential impact of the $1.0 million deduction limitation on executive compensation for the top five executives which was implemented as part of the Omnibus Budget Reconciliation Act of 1993. Due, in part, to the Company's existing net operating loss carryforward, the Compensation Committee currently believes that no action is necessary at this time. The Compensation Committee intends to continue to evaluate the Company's potential exposure to the deduction limitation on an annual basis.

     Submitted by the members of the Compensation Committee of the Board of Directors.

       Bruce N. Whitman                Donald R. Muzyka              Richard J. Schnieders
           Chairman

                  Jonathan M. Schofield                 Arthur E. Wegner

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Board of Directors are Messrs. Whitman (Chairman), Clare, Holt, Schnieders, Schofield, Wegner and Dr. Muzyka. None of the members of the Compensation Committee was at any time during fiscal 2001, or at any other time, an officer or employee of the Company. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth the annual and long-term compensation paid or accrued for the benefit of the named executive officers for services rendered to the Company during its last three fiscal years.

                                                                                   LONG-TERM
                                                                              COMPENSATION AWARDS
                                             ANNUAL COMPENSATION            -----------------------
                                    -------------------------------------   RESTRICTED   SECURITIES
                                                           OTHER ANNUAL       STOCK      UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY     BONUS     COMPENSATION(1)   AWARDS(2)    OPTIONS(3)   COMPENSATION(4)
---------------------------  ----   --------   --------   ---------------   ----------   ----------   ---------------
Paul E. Fulchino(5)          2001   $467,308   $248,413       $  797         $124,200     125,000         $ 3,083
  Chairman, President and    2000    448,269    265,740        9,346          132,864          --          11,878
  Chief Executive Officer    1999         --         --           --               --     500,000              --
  of Aviall

Charles M. Kienzle           2001    177,692    110,931           --           55,465      30,000             627
  Senior Vice President,     2000    175,000     80,500           --           40,250      25,000             400
  Operations of Aviall       1999    175,000         --           --               --      35,000             400
  Services

Dan P. Komnenovich           2001    286,635    180,035           --           90,014      55,000             805
  Executive Vice President   2000    104,711    120,721           --           45,354      50,000             400
  of Aviall Services(6)      1999         --         --           --               --          --              --

Bruce Langsen                2001    181,731    127,092           --           63,545      55,000           2,083
  President of ILS           2000    175,000    134,313           --           67,153      30,000             400
                             1999    175,000    208,442           --               --      45,000             400

Jeffrey J. Murphy            2001    183,127    101,034           --           50,517      25,000           1,242
  Senior Vice President,     2000    177,000     96,996           --           48,498      20,000             569
  Law and Human              1999    177,000         --           --               --      35,000             553
  Resources of Aviall

---------------

(1) Includes amounts reimbursed for the payment of income taxes (i) related to insurance premiums paid by the Company in 2001 and taxable to Mr. Fulchino and (ii) related to relocation expenses and insurance premiums paid by the Company in 2000 and taxable to Mr. Fulchino.

(2) The grants of shares of restricted Common Stock in 2000 and 2001 were made pursuant to the Company's annual incentive compensation program. That program provides for incentive compensation to be paid two-thirds in cash and one-third in shares of restricted Common Stock. The shares of restricted Common Stock vest on the third anniversary of the grant date. Recipients of shares of restricted Common Stock are entitled to receive any dividends paid thereon. The dollar amounts shown for 2001 were based upon a price of $7.10, the closing market price of the shares of Common Stock on the New York Stock Exchange on January 29, 2002, the grant date. The dollar amounts shown for 2000 were based upon a price of $6.1875, the closing market price of the shares of Common Stock on the New York Stock Exchange on January 19, 2001, the grant date. As of December 31, 2001, the aggregate number of shares of restricted Common Stock and their value (based upon a price of $7.55, the closing market price of Common Stock on the New York Stock Exchange on December 31, 2001) held by each named executive officer were as follows: Mr. Fulchino, 21,473 shares of restricted Common Stock valued at $162,121; Mr. Kienzle, 7,379 shares of restricted Common Stock valued at $55,711; Mr. Komnenovich, 7,330 shares of restricted Common Stock valued at $55,342; Mr. Langsen, 16,239 shares of restricted Common Stock valued at $122,604; and Mr. Murphy, 11,926 shares of restricted Common Stock valued at $90,041.

(3) Grants of stock options vest one-third each year commencing on the first anniversary of the date of grant.

(4) For 2001 this column represents (i) premiums for group term life insurance payments to each of the named executive officers in the following amounts:
      Mr. Fulchino, $2,027; Mr. Kienzle, $227; Mr. Komnenovich, $405; Mr. Murphy, $656; and Mr Langsen, $1,683, (ii) premiums for supplemental long-term disability insurance payments in the amount of $1,056 for Mr. Fulchino, (iii) contributions to the Aviall, Inc. Employees' Savings Plan in the amount of $400 for each named executive officer, other than Mr. Fulchino, who was not eligible to participate in this plan in 2001 and (iv) premiums for compensatory split-dollar insurance payments in the amount of $186 for Mr. Murphy. For 2000 this column represents (i) moving expenses of $11,106 for Mr. Fulchino, (ii) premiums for supplemental long-term disability insurance payments in the amount of $772 for Mr. Fulchino, (iii) contributions to the Aviall, Inc. Employees' Savings Plan in the amount of $400 for each named executive officer other than Mr. Fulchino, who was not eligible to participate in this plan in 2000 and (iv) premiums for compensatory split-dollar insurance payments in the amount of $169 for Mr. Murphy. For 1999 this column represents (i) contributions to the Aviall, Inc. Employees' Saving Plan in the amount of $400 for each named executive officer, other than Messrs. Fulchino and Komnenovich, who were not eligible to participate in this plan in 1999 and
     (ii) premiums for compensatory split-dollar insurance payments in the amount of $153 for Mr. Murphy.

(5) Mr. Fulchino joined the Company in December 1999 and became Chairman, President and Chief Executive Officer of the Company effective January 1, 2000. The stock option award granted to Mr. Fulchino in 1999 was made pursuant to his employment agreement with the Company. See "Compensation of Executive Officers -- Employment and Severance
      Arrangements -- Employment Agreement."

(6) Mr. Komnenovich rejoined the Company in August 2000 as Executive Vice President of Aviall Services, Inc.

EMPLOYMENT AND SEVERANCE ARRANGEMENTS

     EMPLOYMENT AGREEMENT. The Company is a party to an employment agreement (the "Employment Agreement") with Paul E. Fulchino pursuant to which Mr. Fulchino serves as the Company's Chairman, President and Chief Executive Officer. Under the Employment Agreement, Mr. Fulchino receives an annual base salary of at least $450,000 and is eligible to receive incentive compensation of not less than 100% of his base salary (although he is not guaranteed any specific amount of incentive pay). Mr. Fulchino is also entitled to supplemental term life insurance of $900,000, supplemental disability insurance with long term disability benefits equal to 60% of his base salary, and other employee benefits made available to the Company's senior executives. The Employment Agreement has a three-year term, which expires on December 31, 2002. In the event of an involuntary termination of his employment (other than for Cause (as defined in the Employment Agreement) or his death or disability), Mr. Fulchino would receive severance pay in an amount equal to the greater of two times his then-current base salary or the base salary for the remainder of the term of the Employment Agreement. Pursuant to the Employment Agreement, on December 21, 1999, Mr. Fulchino was granted options to purchase 500,000 shares of Common Stock at an exercise price of $7.3125, the fair market value of the Common Stock on the grant date. This option grant has a ten-year term and the options vest one-third each year commencing on the first anniversary of the grant date. In the event of a Change in Control (as defined in the Employment Agreement), all unvested options would become fully vested.

     SEVERANCE AGREEMENTS. The Company has entered into an Amended and Restated Severance Agreement (a "Severance Agreement") with each of its executive officers, including Mr. Fulchino. The Severance Agreements become operative only upon a Change in Control (as defined in the Severance Agreements). The Severance Agreements provide that if, within a two-year period following a Change in Control (as defined in the Severance Agreements), the Company terminates the employment of such executive officer for reasons other than death, disability or Cause (as defined in the Severance Agreements), or the executive officer terminates employment with the Company for Good Reason (as defined in the Severance Agreements), the executive officer is entitled to receive a severance payment in an amount equal to a multiple of two or three (depending upon the terms of his individual Severance Agreement) times such executive officer's (a) then-current base salary and (b) an amount equal to the greater of such executive officer's (1) incentive compensation for the current fiscal year (assuming the Company had reached target performance for that year) or (2) incentive compensation paid or payable to the executive for the most recently completed fiscal year. The executive officer is also entitled to continue to receive health and life insurance benefits for a period of one year following his or her termination upon a Change in Control (as defined in the Severance Agreements). The Severance Agreements further provide that if any amount payable thereunder or otherwise to the executive officer is determined to be an "excess parachute payment" under the Internal Revenue Code, such executive officer would be entitled to receive an additional payment (net of income taxes) equal to the excise tax imposed under the Internal Revenue Code on such payment.

     SEVERANCE PAY PLAN. The Company maintains an Amended and Restated Severance Pay Plan (the "Severance Pay Plan") for the benefit of all full-time employees, including executive officers. The Severance Pay Plan provides that if the Company terminates an eligible employee's employment for any reason other than Cause (as defined in the Severance Pay Plan), the employee is entitled to receive severance pay in an amount determined in accordance with the terms of the Severance Pay Plan. For executive officers, the severance pay is an amount equal to a multiple of one or two (as the case may be) times (a) the executive's then-current base salary and (b) the greater of such executive officer's (1) target incentive payment for the year in which his employment was terminated and
(2) incentive payment for the most recently completed fiscal year. Payments under the Severance Pay Plan are made in installments (a one or two-year period for executive officers) unless the employee's employment is terminated within one year following a Change in Control (as defined in the Severance Pay Plan). In that circumstance, the severance payment is made in a lump sum. The Severance Pay Plan provides that in the event that an employee is terminated under circumstances in which he is entitled to receive severance payment under any other written agreement (including the Employment Agreement and the Severance Agreements described in the preceding paragraphs), the employee is not entitled to receive the benefits intended to be provided under the Severance Pay Plan.

                             OPTION GRANTS IN 2001

     The following table provides information regarding the grant of stock options to each of the named executive officers in 2001.

                                          INDIVIDUAL GRANTS
                        ------------------------------------------------------    POTENTIAL REALIZABLE VALUE AT
                        NUMBER OF      PERCENT OF                                    ASSUMED ANNUAL RATES OF
                        SECURITIES    TOTAL OPTIONS                                STOCK PRICE APPRECIATION FOR
                        UNDERLYING     GRANTED TO      EXERCISE                           OPTION TERM(2)
                         OPTIONS      EMPLOYEES IN     PRICE PER    EXPIRATION    ------------------------------
NAME                    GRANTED(1)     FISCAL 2001       SHARE         DATE            5%              10%
----                    ----------    -------------    ---------    ----------    ------------    --------------
Paul E. Fulchino......   125,000         18.91%         $6.1875      01/19/11       $486,411        $1,232,660
Charles M. Kienzle....    30,000          4.54%         $6.1875      01/19/11        116,739           295,838
Dan P. Komnenovich....    55,000          8.32%         $6.1875      01/19/11        214,021           542,370
Bruce Langsen.........    55,000          8.32%         $6.1875      01/19/11        214,021           542,370
Jeffrey J. Murphy.....    25,000          3.78%         $6.1875      01/19/11         97,282           246,532

---------------

(1) Each of the options shown in the table above vest one-third each year, beginning on the first anniversary of the date of the grant. Of the options granted in 2001 for (i) Mr. Fulchino, 48,483 were incentive stock options and 76,517 were nonqualified stock options, (ii) Mr. Kienzle, 14,325 were incentive stock options and 15,675 were nonqualified stock options, (iii) Mr. Komnenovich, 20,538 were incentive stock options and 34,462 were nonqualified stock options, (iv) Mr. Langsen, 17,878 were incentive stock options and 37,122 were nonqualified stock options and (v) Mr. Murphy, 15,031 were incentive stock options and 9,969 were nonqualified stock options.

(2) The potential realizable value set forth in the table above illustrates the values that would be realized upon exercise of the option immediately prior to the expiration of its term, assuming the specified compounded rates of appreciation on the Common Stock over the term of the option. The use of the assumed 5% and 10% annual rates of stock price appreciation is established by the SEC and is not intended by the Company to forecast possible appreciation of the price of the shares of Common Stock.

                      AGGREGATED OPTION EXERCISES IN 2001
                      AND DECEMBER 31, 2001 OPTION VALUES

     The following table provides information regarding the exercise of options by each of the named executive officers during 2001 and the number of unexercised options held at December 31, 2001 by each of the named executive officers.

                                                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                               OPTIONS AT                    OPTIONS AT
                                                            DECEMBER 31, 2001           DECEMBER 31, 2001(1)
                          SHARES ACQUIRED    VALUE     ---------------------------   ---------------------------
NAME                        ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      ---------------   --------   -----------   -------------   -----------   -------------
Paul E. Fulchino........         --             --       333,333        291,667        $79,167       $209,896
Charles M. Kienzle......         --             --       174,096         58,333             --         40,875
Dan P. Komnenovich......         --             --        16,667         88,333         39,376        153,687
Bruce Langsen...........         --             --       151,240         90,000             --         74,938
Jeffrey J. Murphy.......         --             --       179,247         50,000             --         34,063

---------------

(1) This value was based upon a per share price of $7.55, the closing price of the Common Stock on December 31, 2001, multiplied by the number of shares of Common Stock issuable upon exercise of these options.

                              RETIREMENT BENEFITS

     The Company covers substantially all regular domestic full-time employees, including executive officers, under the Aviall, Inc. Retirement Plan (the "Retirement Plan"). Benefits payable under the Retirement Plan are based on an employee's career earnings with the Company and its subsidiaries. At normal retirement age of 65, a participant is entitled to a monthly pension benefit payable for life. The annual pension benefit, when paid in the form of a life annuity with no survivor's benefits, is generally equal to the sum of 1.45% of the first $15,600 of compensation and bonus received, plus 1.85% of the portion of the compensation and bonus in excess of $15,600 during each such year while a participant in the Retirement Plan.

     Benefits under the Retirement Plan vest at the earlier of the completion of five years of credited service or upon reaching age 65. However, in the event of a Change of Control (as defined in the Retirement Plan) all participants will be fully vested and the term "accrued benefit" will include the value of early retirement benefits for any participant age 45 or above or with 10 or more years of service. These benefits are not subject to any reduction for Social Security benefits or other offset amounts. An employee's pension benefits may be paid in certain alternative forms having actuarially equivalent values.

     The maximum annual benefit under a qualified pension plan is currently $140,000 beginning at the Social Security retirement age, which is currently age
65. The maximum compensation and bonus that may be taken into account in determining annual retirement accruals is currently $170,000. The Company maintains a non-qualified, unfunded benefit plan, called the Aviall, Inc. Benefit Restoration Plan (the "Benefit Restoration Plan"), which covers those participants in the Retirement Plan, including those named below, whose benefits are reduced under the Internal Revenue Code or other United States laws. A participant in the Benefit Restoration Plan is entitled to a benefit equal to the difference between (i) the amount of benefits that the participant would be entitled to under the Retirement Plan if no statutory reductions applied to such benefits and, if applicable, if Basic Compensation (as defined by the Retirement
Plan) included the value of any restricted stock rights awarded to the participant under the Aviall, Inc. Bonus Plan; and (ii) the amount of benefits the participant is entitled to under the Retirement Plan. Benefits under the Benefit Restoration Plan are paid in the same manner, as of the same date and subject to the same conditions as the benefits under the Retirement Plan. However, in the event of a Change of Control (as defined in the Retirement
Plan), all participants will be fully vested for purposes of eligibility for benefits under the Benefit Restoration Plan.

     The following table sets forth estimated annual pension benefits under the Retirement Plan and the Benefit Restoration Plan combined to each named executive officer (in the form of a single life annuity) assuming such executive officer remains continuously employed at current compensation levels until retirement at the normal retirement date, which is the date on which such named executive officer reaches age 65.

NAME                                                         AMOUNT
----                                                         -------
Paul E. Fulchino...........................................  $98,830
Charles M. Kienzle.........................................   87,757
Dan P. Komnenovich.........................................   97,983
Bruce Langsen..............................................   71,546
Jeffrey J. Murphy..........................................   79,782

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative stockholder return on a share of Common Stock versus the cumulative total return on the S&P 500 Stock Index and the S&P SmallCap Aerospace/Defense Index. The comparison assumes $100 was invested as of December 31, 1996 and all dividends were reinvested.

                           TOTAL SHAREHOLDER RETURNS

                              [PERFORMANCE GRAPH]

     The chart above was plotted using the following data:

COMPANY/INDEX                      31-DEC-96   31-DEC-97   31-DEC-98   31-DEC-99   31-DEC-00   31-DEC-01
-------------                      ---------   ---------   ---------   ---------   ---------   ---------
Aviall, Inc.                         $100       $161.48     $127.03     $ 88.51     $ 54.73     $ 81.62
S&P 500                              $100       $133.36     $171.48     $207.56     $188.66     $166.24
S&P Smallcap Aerospace/Defense       $100       $123.55     $149.85     $ 75.23     $ 77.17     $ 74.64

                            APPROVAL OF AN AMENDMENT
                 TO THE AVIALL, INC. 1998 STOCK INCENTIVE PLAN
                                (PROPOSAL NO. 2)

     On March 21, 2002, the Board of Directors adopted, subject to approval by the Company's stockholders, an amendment to the Aviall, Inc. 1998 Stock Incentive Plan, as amended (the "1998 Stock Incentive Plan"), to increase the number of shares of Common Stock authorized for issuance under the 1998 Stock Incentive Plan by 1,050,000 shares. As of March 31, 2002, 2,240,000 shares of Common Stock were authorized for issuance pursuant to awards granted under the 1998 Stock Incentive Plan, of which an aggregate of 2,173,737 shares have been issued or are issuable upon the exercise of outstanding awards, leaving 66,263 shares subject to issuance under the 1998 Stock Incentive Plan. If the proposed amendment is approved by the Company's stockholders at the Annual Meeting, a total of 3,290,000 shares of Common Stock would be authorized for issuance pursuant to awards granted under the 1998 Stock Incentive Plan.

     The Board of Directors believes that it is in the best interests of the Company to attract and retain the services of experienced and knowledgeable employees. The 1998 Stock Incentive Plan is designed to provide an incentive to officers and other key employees of the Company and its subsidiaries and is intended to align their interests with those of the Company's stockholders. In order for the 1998 Stock Incentive Plan to continue to serve its purposes, the Board of Directors has determined that an increase in the number of shares of Common Stock authorized for issuance under the 1998 Stock Incentive Plan is necessary and in the best interests of the Company's stockholders.

1998 STOCK INCENTIVE PLAN SUMMARY

     GENERAL. The 1998 Stock Incentive Plan was approved by the Company's stockholders at the Company's 1998 Annual Meeting of Stockholders. The 1998 Stock Incentive Plan affords the Board of Directors and the Compensation Committee the ability to design management incentives that are responsive to the Company's needs. The 1998 Stock Incentive Plan permits the grant of awards consisting of incentive and/or non-qualified stock options exercisable for shares of Common Stock ("Stock Options"), tandem and/or free-standing stock appreciation rights exercisable for cash, shares of Common Stock or any combination thereof ("Stock Appreciation Rights"), restricted shares of Common Stock ("Restricted Shares"), deferred shares of Common Stock ("Deferred Shares"), performance shares payable in cash, shares of Common Stock or any combination thereof ("Performance Shares") and performance units payable in cash or shares of Common Stock ("Performance Units").

     SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE. If the proposed amendment is approved by the Company's stockholders, the number of shares of Common Stock that may be issued or transferred (a) upon the exercise of Stock Options, (b) upon the exercise of Stock Appreciation Rights, (c) as Restricted Shares, (d) as Deferred Shares, (e) in payment of Performance Shares or Performance Units that have been earned and (f) in payment of dividend equivalents paid with respect to eligible awards made under the 1998 Stock Incentive Plan may not exceed 3,290,000 shares of Common Stock (subject to adjustment as provided in the 1998 Stock Incentive Plan) plus any shares of Common Stock relating to awards that expire, are forfeited or are transferred as payment of the exercise price of Stock Options (other than incentive stock options) or in satisfaction of any withholding amounts payable upon exercise of Stock Options (other than incentive stock options).

     The aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of incentive stock options may not exceed 3,290,000 shares of Common Stock. Further, no participant may be granted a number of Stock Options and Stock Appreciation Rights in any calendar year which are, in the aggregate, exercisable for more than 300,000 shares of Common Stock (subject to adjustment as provided in the 1998 Stock Option Plan). In no event may a participant under the 1998 Stock Incentive Plan receive an award of Performance Shares or Performance Units in any calendar year which have an aggregate maximum value as of their respective dates of grant in excess of $400,000 (subject to adjustment as provided in the 1998 Stock Incentive Plan).

     ELIGIBILITY. Officers and key employees of the Company and its subsidiaries, as well as any person who has agreed to serve in any such capacity within 90 days of the date on which any award is granted, may be selected by the Board of Directors to receive awards under the 1998 Stock Incentive Plan.

     STOCK OPTIONS. Stock Options may be granted to a participant under the 1998 Stock Incentive Plan. Awards of Stock Options entitle a participant to purchase shares of Common Stock at an exercise price which is not less than the fair market value of such shares of Common Stock on the date such Stock Options are granted. A participant may pay the exercise price of Stock Options (a) in cash or by check acceptable to the Company on the date such options are exercised; (b) by the actual or constructive transfer to the Company of shares of Common Stock which are owned by the participant for a period of at least six months prior to the date of exercise and which have a fair market value on the date of exercise at least equal to the exercise price of such Stock Options; (c) if permitted by the Board of Directors on or after the date such Stock Options are granted, by the surrender of any other award (other than an award of incentive Stock Options) under the 1998 Stock Incentive Plan which has a fair market value on the date of exercise at least equal to the exercise price of such Stock Options or (d) a combination of the foregoing. Any grant of Stock Options may provide for deferred payment of the exercise price of such Stock Options from the proceeds of sale through a bank or broker of some or all of the shares of Common Stock to which the exercise relates.

     The Board of Directors may, on or after the date of grant, provide for the payment of dividend equivalents in respect of Stock Options (other than incentive stock options) on a current, deferred or contingent basis or may provide that such equivalents be credited against the exercise price of such options.

     No Stock Options shall be exercisable more than ten years after the date on which they were granted. Each grant must specify the period of continuous employment with the Company or any of its subsidiaries that is necessary before Stock Options will become exercisable and may provide for the earlier exercise of such Stock Options in the event of a Change in Control (as defined in the 1998 Stock Incentive Plan) or other similar transaction or event. Successive grants of Stock Options may be awarded to a participant whether or not Stock Options previously granted to such participant remain unexercised. The terms of any grant of Stock Options may set forth certain Management Objectives (as described in "Management Objectives" set forth below) which must be achieved as a condition to the exercise of such options.

     STOCK APPRECIATION RIGHTS. A tandem stock appreciation right is a right of a participant, exercisable by surrendering the related Stock Option, to receive from the Company an amount equal to 100%, or such lesser percentage as the Board of Directors may determine, of the spread between the exercise price of the related Stock Option and the trading price of shares of Common Stock at the close of business on the date of exercise. Tandem stock appreciation rights may be granted at any time prior to the exercise or termination of the related non-qualified stock option, and must be granted, if at all, concurrently with the grant of the related incentive stock option. A free-standing stock appreciation right is a right of a participant to receive from the Company an amount equal to 100%, or such lesser percentage as the Board of Directors may determine, of the spread between the exercise price of the free-standing stock appreciation right and the trading price of shares of Common Stock at the close of business on the date of exercise.

     Any grant of Stock Appreciation Rights may specify that any amount payable upon exercise of such rights may be paid to the participant in cash, shares of Common Stock or any combination of the foregoing, and such rights may either grant to the holder thereof or retain in the Board of Directors the right to elect among those alternatives. Any grant of Stock Appreciation Rights may also specify that such rights may be exercised only upon a Change in Control (as defined in the 1998 Stock Incentive Plan), or such grant may specify that such rights may be exercised earlier upon a Change of Control (as defined in the 1998 Stock Incentive Plan). Grants of Stock Appreciation Rights may provide for the payment of dividend equivalents in respect of such rights in cash, shares of Common Stock or any combination thereof on a current, deferred or contingent basis. Grants of Stock Appreciation Rights may also specify Management Objectives (as described in "Management Objectives" set forth below) that must be achieved as a condition to exercise such rights.

     RESTRICTED SHARES. A grant of Restricted Shares involves the immediate transfer by the Company to a participant of ownership of a specific number of shares of Common Stock in consideration of such participant's performance of services for the Company. Upon receipt of a grant of Restricted Shares, the participant is immediately entitled to voting, dividend and other ownership rights with respect to such shares, subject to the restrictions set forth in the 1998 Stock Incentive Plan. Transfers of Restricted Shares may be made without additional consideration or in consideration of a participant's payment of an amount that is less than the trading price of the Common Stock at the close of business on the date of grant, as the Board of Directors may determine.

     Restricted Shares awarded to a participant must be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Internal Revenue Code for a period of not less than one year commencing with the date of grant. For example, Restricted Shares would be subject to a substantial risk of forfeiture if such shares must be forfeited if the participant ceases to serve the Company as an officer or key employee during a specified period of time. To enforce these forfeiture provisions, any transfer of Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Board of Directors for the period of time during which the forfeiture provisions are in effect. The Board of Directors may provide for a shorter period of time during which the forfeiture provisions shall be effective in the event of a Change in Control (as defined in the 1998 Stock Incentive Plan).

     Any grant of Restricted Shares may specify Management Objectives (as described in "Management Objectives" set forth below) which, if achieved, will result in the termination or early termination of the restrictions applicable to such shares. If a grant of Restricted Shares specifies Management Objectives, then such grant may also set forth a minimum acceptable level of achievement and a formula for determining the number of Restricted Shares for which restrictions will terminate if a participant's performance meets or exceeds such minimum acceptable level, but nonetheless falls short of full achievement of the specified Management Objectives.

     DEFERRED SHARES. A grant of Deferred Shares constitutes an agreement by the Company to deliver shares of Common Stock to a participant in the future in consideration of the participant's performance of services for the Company, subject to the participant's fulfillment during the period of deferral of certain conditions which may be established by the Board of Directors. During the period of deferral applicable to the grant of Deferred Shares, the participant has no right to transfer any rights associated with such shares or to vote such shares. However, the Board of Directors may, on or after the date of grant of Deferred Shares, authorize the payment of dividend equivalents in respect of such shares on either a current or deferred or contingent basis, payable in either cash or additional shares of Common Stock. Awards of Deferred Shares may be made without additional consideration or in consideration of a participant's payment of an amount that is less than the trading price of the Common Stock at the close of business on the date of grant.

     Deferred Shares awarded to a participant must be subject to a period of deferral of not less than one year, as determined by the Board of Directors on the date of grant. The Board of Directors may provide for a shorter period of deferral in the event of a Change in Control (as defined in the 1998 Stock Incentive Stock Plan).

     PERFORMANCE SHARES AND PERFORMANCE UNITS. A Performance Share is the equivalent of one share of Common Stock and a Performance Unit is the equivalent of $1.00. A participant may be granted any number of Performance Shares or Performance Units, provided that in no event may any participant receive an award of Performance Shares or Performance Units in any calendar year having an aggregate maximum value as of their respective dates of grant in excess of $400,000 (subject to adjustment as provided in the 1998 Stock Incentive Plan). In connection with a grant of Performance Shares or Performance Units, a participant will be given one or more Management Objectives (as described in "Management Objectives" set forth below) to meet within a specified performance period. The specified performance period shall not be less than one year, except that the Board of Directors may provide otherwise in the event of a Change in Control (as defined in the 1998 Stock Incentive Plan). Each grant of Performance Shares or Performance Units may also specify a minimum level of acceptable achievement and, if so, shall state a formula for determining the number of Performance Shares or Performance Units that will be earned if performance meets or exceeds such minimum acceptable level, but nonetheless falls short of full achievement of the specified Management Objectives. To the extent earned by a participant, Performance Shares or Performance Units will be paid to the participant at the time and in the manner determined by the Board of Directors, in cash or shares of Common Stock. A grant of Performance Shares or Performance Units may provide for the payment of dividend equivalents in respect of such shares or units in either cash or shares of Common Stock on a current, defined or contingent basis.

     MANAGEMENT OBJECTIVES. The 1998 Stock Incentive Plan requires the Board of Directors to establish measurable performance objectives ("Management Objectives") for participants who receive grants of Performance Shares or Performance Units. If so determined by the Board of Directors, grants of Stock Options, Stock Appreciation Rights, Restricted Shares, Deferred Shares, and dividend credits may also specify Management Objectives. Management Objectives may be established in terms of either Company-wide objectives or objectives that are related to the performance of an individual participant or of the subsidiary, division, department, region or function within the Company or subsidiary in which the participant is employed. Management Objectives applicable to any award to a participant who is, or is determined by the Board of Directors likely to become, a "covered employee" under Section 162(m) of the Internal Revenue Code, shall be limited to specified levels of or growth in (a) cash flow/net assets ratio; (b) debt/capital ratio; (c) return on total capital;
(d) return on equity; (e) return on net assets; (f) earnings per share; (g) revenue; (h) total return to stockholders; (i) earnings before interest and taxes; or (j) earnings before interest, taxes, depreciation and amortization. Except where a modification would result in an award no longer qualifying as performance based compensation within the meaning of Section 162(m) of the Internal Revenue Code, the Board of Directors may modify Management Objectives, in whole or in part, as the Board of Directors deems appropriate and equitable.

     ADMINISTRATION AND AMENDMENTS. The 1998 Stock Incentive Plan is to be administered by the Board of Directors, except that the Board of Directors has the authority under the 1998 Stock Incentive Plan to delegate any or all of its powers under the 1998 Stock Incentive Plan to a committee (or subcommittee thereof) consisting of not less than two directors.

     The Board of Directors is authorized to interpret the 1998 Stock Incentive Plan and related agreements and other documents. The Board of Directors may make awards to other officers and key employees under any combination of the various categories of awards that are authorized under the 1998 Stock Incentive Plan, or in its discretion, make no awards. The Board of Directors may amend the 1998 Stock Incentive Plan from time to time without further approval by the stockholders of the Company except where so required by the terms of the 1998 Stock Incentive Plan, applicable law or the rules and regulations of a national securities exchange. The Company reserves authority to offer similar or dissimilar benefits in plans that do not require stockholder approval.

     The Board of Directors may provide for special terms for awards to participants who are foreign nationals or who are employed by the Company or any of its subsidiaries outside of the United States of America as the Board of Directors may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.

     TRANSFERABILITY. In general, no Stock Options, Stock Appreciation Rights or other derivative security is transferable by a participant or his or her transferee, except upon death or by will or the laws of descent and distribution. However, awards (other than awards of incentive stock options) may be transferred without consideration to members of the participant's immediate family, or to trusts the only beneficiaries of which, or to partnerships the only partners of which, are members of the participant's immediate family. Any such transfer will require the participant to provide prior notice of the transfer to the Company and to accept any conditions imposed thereon by the Company or the Board of Directors. Except as otherwise determined by the Board of Directors, Stock Options and Stock Appreciation Rights are exercisable by a participant or his or her transferee, or either of their guardians or legal representatives, during the lifetime of the participant or his or her transferee.

     The Board of Directors may specify on the date of grant of an award that all or portion of the shares of Common Stock that (a) are to be issued or transferred by the Company (i) upon exercise of Stock Options or Stock Appreciation Rights, (ii) upon termination of the period of deferred applicable to Deferred Shares or (iii) in payment for amounts earned under Performance Shares or Performance Units or (b) are no longer subject to the substantial risk of forfeiture or any other restrictions on the transfer thereof, shall be subject to further restrictions on their sale or transfer.

     ADJUSTMENTS. The maximum number of shares of Common Stock that may be issued and delivered under the 1998 Stock Incentive Plan, the number of shares of Common Stock covered by outstanding Stock Options and Stock Appreciation Rights, and the prices per share applicable thereto, are subject to adjustment in the event of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, spin-off, reorganization, liquidation, issuance of rights or warrants and similar events. In the event of any such transaction or event, the Board of Directors, in its discretion, may provide in substitution for any or all outstanding awards under the 1998 Stock Incentive Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced. The Board of Directors may also make or provide for such adjustments in the numbers of shares of Common Stock specified in "Shares of Common Stock Authorized For Issuance" set forth above, as the Board of Directors may determine appropriate to reflect any transaction or event described above.

PLAN BENEFITS

     The Company cannot currently determine the number of shares of Common Stock subject to options that may be granted in the future to executive officers, directors and employees under the 1998 Stock Incentive Plan. The following table sets forth information with respect to the stock options granted to the named executive officers, all current executive officers as a group and all employees (including all current officers who are not executive officers) as a group under the 1998 Stock Incentive Plan as of March 16, 2002.

                                                               NUMBER OF SHARES SUBJECT TO
                                                                OPTIONS GRANTED UNDER THE
NAME                                                            1998 STOCK INCENTIVE PLAN
----                                                           ---------------------------
Paul E. Fulchino............................................              250,000
Charles M. Kienzle..........................................              115,000
Dan P. Komnenovich..........................................              150,000
Bruce Langsen...............................................              175,000
Jeffrey J. Murphy...........................................              100,000
All current executive officers as a group...................            1,190,000
All employees (including all current officers who are not
  executive officers).......................................              756,994

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of certain federal income tax consequences relating to the transactions described under the 1998 Stock Incentive Plan as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local, or foreign tax consequences. This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations, and judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

     TAX CONSEQUENCES TO PARTICIPANTS

     NON-QUALIFIED STOCK OPTIONS. In general, (a) no income will be recognized by an optionee at the time a non-qualified stock option is granted; and (b) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the excess, if any, of the fair market value of the Common Stock on the date of exercise over the exercise price, if the Common Stock is unrestricted (see discussion below for the tax treatment of this transaction if restricted Common Stock is received upon the exercise of a non-qualified stock option). When the Common Stock acquired pursuant to the exercise of a non-qualified stock option is later sold, any gain or loss realized by the participant generally will be taxed as short-term or long-term capital gain or loss depending on the holding period.

     INCENTIVE STOCK OPTIONS. In general, no income will be recognized by an optionee upon the grant or exercise of an incentive stock option. If Common Stock is issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such Common Stock is made by such optionee within two years after the date of grant or within one year after the transfer of the Common Stock to the optionee, then upon sale of the Common Stock, the optionee will recognize a long-term capital gain or loss equal to the difference between the amount realized from the sale of the Common Stock and the exercise price of the option related to the Common Stock.

     If the Common Stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of such Common Stock at the time of exercise over the exercise price. Any further gain or loss realized by the participant upon the sale of the Common Stock generally will be taxed as short-term or long-term capital gain or loss depending on the holding period.

     STOCK APPRECIATION RIGHTS. No income will be recognized by a participant in connection with the grant of a tandem stock appreciation right or a free-standing stock appreciation right. When a Stock Appreciation Right is exercised, the participant normally will be required to recognize ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received on the exercise.

     RESTRICTED SHARES. The recipient of Restricted Shares generally will be subject to tax at ordinary income rates on the excess, if any, of the fair market value of the Restricted Shares at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code ("Restrictions"), over the amount paid, if any, by the participant for such Restricted Shares. However, a recipient may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the Restricted Shares to recognize ordinary income on the date of transfer of the Restricted Shares equal to the excess of the fair market value of such Restricted Shares (determined without regard to the Restrictions) over the purchase price, if any, of such Restricted Shares. If an election under Section 83(b) of the Code has not been made, any dividends received with respect to Restricted Shares generally will be treated as compensation that is taxable as ordinary income to the participant.

     DEFERRED SHARES. No income generally will be recognized upon the award of Deferred Shares. The recipient of a Deferred Share award generally will be subject to tax at ordinary income rates on the excess, if any, of the fair market value of unrestricted shares of Common Stock on the date that such Common Stock is transferred to the participant under the award over the amount paid, if any, by the participant for such Deferred Shares. Any further gain or loss realized by the participant on the sale of the Common Stock generally will be taxed as short-term or long-term capital gain or loss depending on the holding period.

     PERFORMANCE SHARES AND PERFORMANCE UNITS. No income generally will be recognized upon the grant of Performance Shares or Performance Units. Upon payment in respect of the earn-out of Performance Shares or Performance Units, the recipient generally will recognize ordinary income in the year of receipt in an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of Common Stock received. Any further gain or loss realized by the participant on the sale of the Common Stock generally will be taxed as short-term or long-term capital gain or loss depending on the holding period.

     SPECIAL RULES APPLICABLE TO OFFICERS AND DIRECTORS. In limited circumstances where the sale of Common Stock received as a result of a grant or award could subject an officer or director to suit under Section 16(b) of the Securities Exchange Act of 1934, as amended, the tax consequences to the officer or director may differ from the tax consequences described above. In these circumstances, unless a special election under Section 83(b) of the Code has been made, the principal difference (in cases where the officer or director would otherwise be currently taxed upon his receipt of the Common Stock) usually will be to postpone valuation and taxation of the Common Stock received so long as the sale of the Common Stock received could subject the officer or director to suit under Section 16(b) of the Securities Exchange Act of 1934, but no longer than six months.

  TAX CONSEQUENCES TO THE COMPANY OR SUBSIDIARY

     To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

MARKET VALUE OF THE SECURITIES

     The market value of the Common Stock is $8.50 per share, based on the closing price of the Common Stock on the New York Stock Exchange on April 19, 2002.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1998 STOCK INCENTIVE PLAN.

                            APPROVAL OF AN AMENDMENT
       TO THE AVIALL, INC. AMENDED AND RESTATED 1998 DIRECTORS STOCK PLAN
                                (PROPOSAL NO. 3)

     On March 21, 2002, the Board of Directors adopted, subject to approval by the Company's stockholders, an amendment to the Aviall, Inc. Amended and Restated 1998 Directors Stock Plan, as amended (the "Directors Stock Plan"), to increase the number of shares of Common Stock authorized for issuance under the Directors Stock Plan by 100,000 shares. As of March 31, 2002, 147,500 shares of Common Stock were authorized for issuance under the Directors Stock Plan, of which an aggregate of 102,841 shares have been issued or are issuable upon the exercise of outstanding options, leaving 44,659 shares reserved for issuance under the Directors Stock Plan. If the proposed amendment is approved by the Company's stockholders at the Annual Meeting, a total of 247,500 shares of Common Stock would be issued or authorized for issuance under the Directors Stock Plan.

     The Board of Directors believes that it is in the best interests of the Company to attract and retain experienced and knowledgeable directors. The Directors Stock Plan is designed to provide an incentive to the Company's directors and is intended to align their interests with those of the Company's stockholders. In order for the Directors Stock Plan to continue to serve its purposes, the Board of Directors has determined that an increase in the number of shares of Common Stock authorized for issuance under the Directors Stock Plan is necessary and in the best interests of the Company's stockholders.

DIRECTORS STOCK PLAN SUMMARY

     GENERAL. The Directors Stock Plan was approved by the Company's stockholders at the 1998 Annual Meeting of Stockholders. The Directors Stock Plan affords the Company the ability to attract and retain persons of outstanding competence to serve as members of the Board of Directors of the Company and to provide a direct link between director compensation and stockholder value. The Directors Stock Plan permits the Board of Directors, at the eligible non-employee director's election, to grant shares of Common Stock in lieu of payment of an annual retainer fee to the non-employee director and to grant options exercisable for shares of Common Stock ("Option Rights") to a non-employee director who is eligible to participate in the Directors Stock Plan.

     SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE. If the proposed amendment is approved by the Company's stockholders, the number of shares of Common Stock that may be granted under the Directors Stock Plan, in the form of shares of Common Stock or options exercisable for shares of Common Stock, may not exceed 247,500 shares of Common Stock (subject to adjustment as provided in the Directors Stock Plan). Shares of Common Stock granted pursuant to the Directors Stock Plan may be either authorized, but unissued, shares or reacquired shares, or both.

     ELIGIBILITY. Members of the Board of Directors who are not employees of the Company or any of its subsidiaries at the time of a grant are eligible to participate in the Directors Stock Plan. A director who is an employee and who retires or resigns from employment with the Company or any of its subsidiaries, but remains a director, is eligible to participate in the Directors Stock Plan at the time of such termination of employment. A director who is eligible to participate in the Directors Stock Plan may elect to participate in the plan and receive grants of Common Stock of the Company, in lieu of his annual retainer for service as a director of the Company, by delivering a written notice to such effect to the Board of Directors or to any committee authorized by the Board of Directors to administer the Directors Stock Plan. An election to participate in the Directors Stock Plan must be made at least six months prior to the date of any grant under the plan and shall remain in effect until revoked in writing by the participating director.

     STOCK GRANTS. Under the Directors Stock Plan, each eligible director that has elected to participate in the plan shall receive an annual grant of shares of Common Stock on the first New York Stock Exchange trading day in July equal to the number of whole shares that can be purchased for $30,000 (referred to as the "Share Value") based on the mean of the highest and the lowest sale price for the Common Stock on the grant date as reported on the New York Stock Exchange. The Share Value automatically adjusts to reflect increases or decreases in the annual retainer paid to the directors so that the ratio between the annual retainer and the Share Value is maintained.

     A director who receives a grant of shares of Common Stock pursuant to the Directors Stock Plan is entitled to receive dividends on and to vote such shares. A director's ownership rights in such shares do not vest until six months after the date of grant and then only if the director has continuously served on the Board of Directors during such six month period. However, a participating director who leaves the Board of Directors following the completion of the term of service for which he was elected, but prior to the end of such six month period, or whose service during such six month period was interrupted due to death or disability, will be vested in a pro rata number of such shares.

     Any shares of Common Stock granted in lieu of receipt of the annual retainer may not be assigned, transferred, pledged, hypothecated or otherwise disposed of (i) before the shares have vested and (ii) until six months after the termination of the director's service to the Board of Directors.

     OPTION RIGHTS. The Board of Directors may, from time to time and upon such terms and conditions as it may determine, grant Option Rights on the first New York Stock Exchange trading day in July to any director who is eligible to participate in the Directors Stock Plan. Each such grant must specify a purchase price per share, payable upon exercise, that is not less than the mean of the highest and the lowest sale price for the Common Stock on the grant date as reported on the New York Stock Exchange. Any grant of Option Rights shall expire not more than ten years from the date of grant. The Board of Directors cannot grant any one eligible director more than 3,000 shares of Common Stock during any fiscal year.

     Any grant of Option Rights shall be exercisable in full on the date or dates set forth in the agreement granting the Option Rights. Such exercise dates shall not be less than six months nor more than five years from the date of grant, so long as the director has served continuously as a director of the Company during such period. All outstanding non-vested Option Rights shall become exercisable in full immediately upon a Change in Control (as defined in the Directors Stock Plan). In the event of the death or disability of the holder of any Option Rights, each then outstanding Option Right shall become exercisable in full and may be exercised at any time within one year after such death or disability, but in no event after the Option Rights have expired. In the event of the termination of service on the Board of Directors by a holder of Option Rights other than by death or disability, the then outstanding Option Rights of such holder may be exercised to the extent that they would be exercisable on the date that is six months and one day after the date of such termination and shall expire six months and one day after such termination, or on their stated expiration date, whichever occurs first.

     The exercise price of any Option Rights is payable (a) in cash or by check acceptable to the Company; (b) by the actual or constructive transfer to the Company of shares of Common Stock which are owned by the exercising director for a period of at least six months and having a value at the time of exercise equal to the total exercise price of such option; or (c) by a combination of the foregoing payment methods. In addition, any grant of Option Rights may provide for deferred payment of the exercise price of the option from the proceeds of sale through a bank or broker of some or all of the shares to which such exercise relates.

     ADMINISTRATION AND AMENDMENTS. The Directors Stock Plan is to be administered by the Board of Directors, except that the Board of Directors has the authority under the Directors Stock Plan to delegate any or all of its powers under the Directors Stock Plan to a duly authorized committee of the Board of Directors.

     The Board of Directors is authorized to interpret the Directors Stock Plan, to prescribe, amend and rescind any rules and regulations relating to the Directors Stock Plan, and to make all determinations necessary or advisable for the administration of the Directors Stock Plan. The Board of Directors may, from time to time, amend the Directors Stock Plan in any manner without further approval of the stockholders except where so required by the terms of the Directors Stock Plan, applicable law or the rules and regulations of a national securities exchange.

     ADJUSTMENTS. The maximum number of shares of Common Stock reserved for grants under the Directors Stock Plan, the maximum number of shares of Common Stock that the Board of Directors can grant to any one eligible director during any fiscal year, the number of shares of Common Stock covered by outstanding Option Rights, and the exercise price and the kind of shares specified therein, are subject to adjustment by the Board of Directors to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or similar event.

PLAN BENEFITS

     The Company cannot currently determine the number of shares of Common Stock subject to options that may be granted in the future to its directors under the Directors Stock Plan. The following table sets forth information with respect to the stock options granted to the Company's directors (other than Mr. Fulchino) under the Directors Stock Plan as of March 16, 2002.

                                                               NUMBER OF SHARES SUBJECT TO
                                                                OPTIONS GRANTED UNDER THE
NAME                                                              DIRECTORS STOCK PLAN
----                                                           ---------------------------
Peter J. Clare..............................................                 --
Allan M. Holt...............................................                 --
Donald R. Muzyka............................................              6,000
Richard J. Schnieders.......................................              6,000
Jonathan M. Schofield.......................................              3,000
Arthur E. Wegner............................................              6,000
Bruce N. Whitman............................................              6,000

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of certain federal income tax consequences relating to the transactions described under the Directors Stock Plan as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local, or foreign tax consequences. This discussion is based upon provisions of the Code, the Treasury Regulations, and judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

     TAX CONSEQUENCES TO PARTICIPANTS

     COMMON STOCK GRANTS. The recipient of a grant of shares of Common Stock generally will be subject to tax at ordinary income rates on the excess, if any, of the fair market value of the shares of Common Stock at such time as the shares are no longer subject to forfeiture or Restrictions, over the amount paid, if any, by the participant for such shares of Common Stock. However, a recipient may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares of Common Stock to recognize ordinary income on the date of transfer of the shares of Common Stock equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such shares. If an election under Section 83(b) of the Code has not been made, any dividends received with respect to shares of Common Stock generally will be treated as compensation that is taxable as ordinary income to the participant. At the time of sale of such shares, any gain or loss realized will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the recipient's tax basis will be the amount previously taxable as ordinary income.

     OPTION RIGHTS. In general, (a) no income will be recognized by an optionee at the time an Option Right is granted; (b) at the time of exercise of an Option Right, ordinary income will be recognized by the optionee in an amount equal to the excess, if any, of the fair market value of the Common Stock on the date of exercise over the exercise price, if the Common Stock is unrestricted; and (c) at the time of sale of shares acquired pursuant to the exercise of an Option Right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. Such long-term capital gain may be eligible for reduced rates if applicable holding period requirements are satisfied.

     SPECIAL RULES APPLICABLE TO DIRECTORS. In limited circumstances where the sale of stock received as a result of a grant or award could subject a director to suit under Section 16(b) of the Securities Exchange Act of 1934, as amended, the tax consequences to the director may differ from the tax consequences described above. In these circumstances, unless a special election under Section 83(b) has been made, the principal difference (in cases where the director would otherwise be currently taxed upon his receipt of the stock) usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the director to suit under Section 16(b) of the Securities Exchange Act of 1934, but no longer than six months.

     TAX CONSEQUENCES TO THE COMPANY

     To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under
Section 162(m) of the Code.

     OTHER TAX MATTERS

     If a director's rights under the Directors Stock Plan are accelerated as a result of a Change of Control and the director is a "disqualified individual" under Section 280G of the Code, the value of any such accelerated rights received by such director may be included in determining whether or not such director has received an "excess parachute payment" under Section 280G of the Code, which could result in (i) the imposition of a 20% Federal excise tax (in addition to Federal income tax) payable by the director on the value of such accelerated rights, and (ii) the loss by the Company of a compensation deduction.

MARKET VALUE OF THE SECURITIES

     The market value of the Common Stock is $8.50 per share, based on the closing price of the Common Stock on the New York Stock Exchange on April 19, 2002.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE DIRECTORS STOCK PLAN.

                             AUDIT COMMITTEE REPORT

     In connection with the Annual Meeting, the Audit Committee has expanded its report to include a more detailed and informative disclosure of the duties performed by the Audit Committee during the Company's fiscal year ended December 31, 2001.

     The Audit Committee reviews the Company's financial reporting processes on behalf of the Board of Directors. The Audit Committee is currently composed of five outside directors who are not officers or employees of the Company or its subsidiaries. Each member of the Audit Committee meets the independence and experience requirements established by the New York Stock Exchange.

     During 2001, the Audit Committee has reviewed with the Company's senior internal auditing executive the plans for, and the scope of, ongoing internal audit activities, as well as any recommendations made by PricewaterhouseCoopers LLP, the Company's independent auditors, relating to the internal audit function. The Audit Committee has also reviewed with the Company's senior internal auditing executive the adequacy of the Company's internal accounting controls and the policies, procedures and internal auditing function. The Audit Committee has discussed with the Company's senior financial management the Company's audited consolidated financial statements, including a discussion of the selection, application and disclosure of the Company's critical accounting policies, as well as the reasonableness of significant judgments and the general clarity of disclosures in the Company's audited consolidated financial statements. The Audit Committee has received from the Company's senior financial management representations that the Company's audited consolidated financial statements have been prepared in conformity with generally accepted accounting principles, that the Company has not utilized special purpose entities for the purpose of facilitating off-balance sheet financing activities and that the Company has not engaged in related party transactions that have not been adequately disclosed.

     The Audit Committee has reviewed with PricewaterhouseCoopers LLP its plans for, and the scope of, its annual audit and other examinations. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees). The Audit Committee has reviewed with PricewaterhouseCoopers LLP the Company's audited consolidated financial statements, including a discussion of the selection, application and disclosure of the Company's critical accounting policies, as well as the reasonableness of significant judgments and the general clarity of disclosures in the Company's audited consolidated financial statements. The Audit Committee has confirmed with PricewaterhouseCoopers LLP that the audit of the Company's consolidated financial statements has been performed in accordance with generally accepted auditing standards, that no material disagreements have occurred with the Company's senior financial management, that, to its knowledge, the Company has not utilized special purpose entities for the purpose of facilitating off-balance sheet financing activities and that, to its knowledge, the Company has not engaged in related party transactions that have not been adequately disclosed.

     The Audit Committee has also discussed with PricewaterhouseCoopers LLP whether its provision of non-audit services has impaired its objectivity and independence in auditing the Company's consolidated financial statements. Further, the Audit Committee has discussed with PricewaterhouseCoopers LLP whether it considers itself independent, and PricewaterhouseCoopers LLP has provided the Audit Committee with the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees). Based on these discussions and this letter, the Audit Committee has satisfied itself of the independence of PricewaterhouseCoopers LLP.

     In reliance on the foregoing reviews and discussions, the representations of the Company's senior financial management and the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) provided by PricewaterhouseCoopers LLP, the Audit Committee has recommended to the Board of Directors that PricewaterhouseCoopers LLP be appointed as the Company's independent auditors for its fiscal year ending December 31, 2002 and that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

     Submitted by the members of the Audit Committee of the Board of Directors.

     Richard J. Schnieders             Donald R. Muzyka              Jonathan M. Schofield
           Chairman

                       Arthur E. Wegner                 Bruce N. Whitman

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 4)

     On March 21, 2002, upon recommendation of the Audit Committee, the Board of Directors unanimously selected, subject to ratification by the Company's stockholders, PricewaterhouseCoopers LLP to continue to serve as independent auditors for the Company and its subsidiaries for the fiscal year ending December 31, 2002. PricewaterhouseCoopers LLP has served as the Company's independent auditors since 1994.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they so desire, and respond to appropriate questions raised at the Annual Meeting.

FEES BILLED TO AVIALL BY PRICEWATERHOUSECOOPERS LLP

     AUDIT FEES. Fees related to the audit of the Company's annual consolidated financial statements for the fiscal year ended December 31, 2001 and review of the financial statements included in the Company's quarterly reports on Form 10-Q totaled $376,000, of which $290,000 had been billed as of January 31, 2002.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. The Company did not engage PricewaterhouseCoopers LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

     ALL OTHER FEES. Fees billed by PricewaterhouseCoopers LLP for all other services rendered to the Company during the fiscal year ended December 31, 2001, including tax related services, totaled $1,125,095. Included in this amount were fees of $299,215 for audit related services such as audit of employee benefit plans, registration and transaction related support, and accounting consultations. The Audit Committee considered whether the provision of all other services by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP's independence with respect to the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who are beneficial owners of more than 10% of the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of shares of Common Stock beneficially owned by them. Directors, executive officers and beneficial owners of more than 10% of the Common Stock are also required to furnish the Company with copies of all Section 16(a) reports that they file with the SEC.

     To the Company's knowledge, based solely upon a review of copies of such reports furnished to the Company or written representations from certain reporting persons, during the year ended December 31, 2001, all Section 16(a) filing requirements applicable to the directors, executive officers and greater than 10% stockholders were complied with by such persons.

                                 ANNUAL REPORT

     The Company's Annual Report to Stockholders for the year ended December 31, 2001 is being mailed to stockholders of record as of the close of business on April 30, 2002, together with this Proxy Statement. Additional copies may be obtained by written request to the address indicated below. The Annual Report is not part of the proxy solicitation materials.

     UPON THE WRITTEN REQUEST OF ANY STOCKHOLDER, THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SEC. IF YOU WOULD LIKE A COPY OF THIS ANNUAL REPORT ON FORM 10-K, PLEASE SEND A WRITTEN REQUEST TO THE COMPANY AT 2750 REGENT BOULEVARD, DFW AIRPORT, TEXAS 75261, ATTENTION: SHAREHOLDER SERVICES OR PLEASE CALL (972)-586-1000.

                    SUBMISSION OF STOCKHOLDER PROPOSALS FOR
               THE COMPANY'S 2003 ANNUAL MEETING OF STOCKHOLDERS

     Pursuant to regulations of the SEC, in order to be included in the Company's Proxy Statement for its 2003 Annual Meeting of Stockholders, stockholder proposals must be received at the Company's principal offices, 2750 Regent Boulevard, DFW Airport, Texas 75261, Attention: Secretary, no later than December 31, 2002 and must comply with additional requirements established by the SEC. In addition, the Company's Amended and Restated By-Laws provide that any stockholder who desires either to bring a stockholder proposal before an annual meeting of stockholders or to present a nomination for director at an annual meeting of stockholders must give advance notice to the Secretary of the Company with respect to such proposal or nominee. The Company's Amended and Restated By-Laws generally require that written notice be delivered to the Secretary of the Company at the Company's principal offices not less than 70 days nor more than 90 days prior to the anniversary of the preceding year's annual meeting of stockholders and contain certain information regarding the stockholder desiring to present a proposal or make a nomination and, in the case of a nomination, information regarding the proposed director nominee. For the 2003 Annual Meeting of Stockholders, the Secretary of the Company must receive written notice on or after March 16, 2003 and on or before April 5, 2003. A copy of the Company's Amended and Restated By-Laws is available upon request from the Secretary of the Company.

                                            AVIALL, INC.

                                            /s/ JEFFREY J. MURPHY
                                            Jeffrey J. Murphy
                                            Senior Vice President, Law and Human
                                            Resources, Secretary and General
                                            Counsel

Dallas, Texas
April 22, 2002

                                                             THIS IS YOUR PROXY.
                                                         YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you may be sure your shares are represented at the Annual Meeting by promptly returning your proxy in the enclosed envelope, or voting by telephone or the Internet by following the instructions on the reverse side.




                                   DETACH HERE


                                      PROXY

                                  AVIALL, INC.

                    PLEASE DATE AND SIGN ON REVERSE SIDE AND
                 RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

     The undersigned acknowledge(s) receipt of the Proxy Statement of Aviall, Inc. relating to the 2002 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 1:00 p.m. (local time) on Friday, June 14, 2002, at the Four Seasons Resort and Club, Irving, Texas 75038, and hereby constitute(s) and appoint(s) Jacqueline K. Collier, Jeffrey J. Murphy and Cornelius Van Den Handel, attorneys and proxies of the undersigned, with full power of substitution and resubstitution to each and with all the powers the undersigned would possess if personally present, to vote for and in the name and place of the undersigned all shares of Common Stock or Series D Preferred Stock of Aviall, Inc. held or owned by the undersigned, or standing in the name of the undersigned, at the Annual Meeting, or any adjournment or postponement thereof, upon the matters referred to in the Proxy Statement for the Annual Meeting as stated below and on the reverse side. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. A majority of said attorneys and proxies present and acting at the Annual Meeting (or if only one shall be present and act, then that one) shall have, and may exercise, all the powers of all said attorneys and proxies hereunder.

     THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AVIALL, INC. UNLESS OTHERWISE SPECIFIED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR THE NOMINEES OF THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, FOR THE APPROVAL OF AN AMENDMENT TO THE AVIALL, INC. 1998 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED TO BE ISSUED UNDER THE PLAN, FOR THE APPROVAL OF AN AMENDMENT TO THE AVIALL, INC. AMENDED AND RESTATED 1998 DIRECTORS STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED TO BE ISSUED UNDER THE PLAN AND FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS AVIALL, INC.'S INDEPENDENT AUDITORS. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                  SIDE
-----------                                                          -----------

AVIALL, INC.
c/o EquiService
P.O. Box 9398
Boston, MA  02205-9398

--------------------------------------    --------------------------------------
VOTE BY TELEPHONE                         VOTE BY INTERNET
--------------------------------------    --------------------------------------

It's fast, convenient, and immediate!     It's fast, convenient, and your vote
Call Toll-Free on a Touch-Tone Phone      is immediately confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683)

--------------------------------------    --------------------------------------
Follow these four easy steps:             Follow these four easy steps:

1.   Read the accompanying Proxy          1.   Read the accompanying Proxy
     Statement and Proxy Card.                 Statement and Proxy Card.

2.   Call the toll-free number            2.   Go to the Website
     1-877-PRX-VOTE (1-877-779-8683)           http://www.eproxyvote.com/avl

3.   Enter your Voter Control Number      3.   Enter your Voter Control Number
     located on your Proxy Card above          located on your Proxy Card above
     your name.                                your name.

4.   Follow the recorded instructions.    4.   Follow the instructions provided.
--------------------------------------    --------------------------------------

YOUR VOTE IS IMPORTANT!                   YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!              Go to http://www.eproxyvote.com/avl
                                          anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

                                   DETACH HERE

[X]      Please mark
         votes as in
         this example.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of the Director nominees, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.


1. Election of two Directors to serve until Aviall, Inc.'s 2005 Annual Meeting of Stockholders.
     NOMINEES: (01) Richard J. Schnieders and (02) Bruce N. Whitman

     FOR BOTH NOMINEES  [ ]                [ ]  WITHHELD FROM BOTH NOMINEES

     [ ]
         ----------------------------------------
         For both nominees except as noted above.

                                   FOR       AGAINST      ABSTAIN
2. Approval of an amendment
to the Aviall, Inc. 1998 Stock
Incentive Plan to increase the
number of shares of common
stock authorized to be issued
thereunder.                        [ ]         [ ]          [ ]

3. Approval of an amendment
to the Aviall, Inc. Amended
and Restated 1998 Directors
Stock Plan to increase the
number of shares of common
stock authorized to be issued
thereunder.                        [ ]         [ ]          [ ]

4. Ratification of
PricewaterhouseCoopers LLP as
independent auditors.              [ ]         [ ]          [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT


   IMPORTANT: Whether or not you expect to attend the meeting in person, please date, sign and return this proxy. Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

   Signature:                                                 Date:
              --------------------------------------                ------------


                                       3